UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Eagle Rock Energy Partners, L.P. (the “Partnership”) held its 2014 Annual Meeting of Limited Partners (the “2014 Annual Meeting”) on June 24, 2014.
The Limited Liability Company Agreement of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (the “Company”), the general partner of Eagle Rock Energy GP, L.P., the general partner of the Partnership, provides that one Class I director (the “Class I NGP Appointed Director”) shall be appointed by the NGP Parties (as that term is defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”)) to serve on the board of directors of the Company (the “Board”) for a three-year term. The three-year term of Christopher D. Ray, who formerly served as Class I NGP Appointed Director, expired at the 2014 Annual Meeting.
At the 2014 Annual Meeting, the NGP Representative (as that term is defined in the Partnership Agreement) reappointed Christopher D. Ray as the Class I NGP Appointed Director, for a term of office expiring at the Partnership’s 2017 Annual Meeting of Limited Partners. Mr. Ray currently does not serve on any Board committees.
Mr. Ray is a Senior Managing Director and General Counsel of Natural Gas Partners (“NGP”).
Since January 1, 2013, we have been involved in several transactions involving affiliates of NGP. During the year ended December 31, 2013, the Partnership purchased approximately $2.9 million of natural gas from certain NGP portfolio companies, of which there was an outstanding accounts payable balance of less than $0.1 million as of December 31, 2013.
In addition, the Partnership previously entered into a Supplemental Indemnification Agreement (an “Indemnification Agreement”) with Mr. Ray on June 7, 2011, the form of which is filed as Exhibit 10.1 to the Partnership's Current Report on Form 8-K filed on December 30, 2009 and is incorporated herein by reference. The Indemnification Agreement continues in effect between the Partnership and Mr. Ray.
Departure of Director
On June 20, 2014 William J. Quinn, a Class II director (by appointment of the NGP Representative) whose term was set to expire at the annual meeting in 2015, submitted his resignation, effective as of the 2014 Annual Meeting. The NGP Representative determined to not appoint a replacement Class II director at this time.
Item 5.07.    Submission of Matters to a Vote of Security Holders
At the 2014 Annual Meeting, the Partnership’s common unitholders were requested to: (1) elect one Class I Elected Director to serve on the Board for a term of office expiring at the Partnership’s 2017 Annual Meeting of Limited Partners, (2) approve, on an advisory basis, the compensation of the Company’s named executive officers, (3)  ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ended December 31, 2014, and (4) approve the Amended and Restated Eagle Rock Energy Partners Long Term Incentive Plan. Each of these items is more fully described in the Partnership’s proxy statement filed on April 30, 2014.
The certified results of the matters voted upon at the 2014 Annual Meeting are as follows:
Proposal No. 1 - Election of one Class I Elected Directors: The election of the Class I Elected Director was approved as follows:

Nominees	For	Withheld
William K. White	27,433,147	2,159,332

There were 58,123,964 broker non-votes cast with respect to Proposal No. 1. The NGP Parties (as defined in the Partnership Agreement) were not permitted to vote on this matter pursuant to the terms of the Partnership Agreement.
Pursuant to the Company’s Governance Guidelines, adopted effective April 23, 2013, each Elected Director is required to submit his/her letter of resignation four months prior to the annual meeting that follows such Elected Director's 72nd birthday. Unless the Board in its discretion determines to defer the retirement, which may be done on an annual basis, the resignation will be effective the day immediately prior to the annual meeting. Pursuant to the Company’s Governance Guidelines, Mr. White submitted this required letter of resignation on February 3, 2014, and the Board determined on

February 4, 2014, in its discretion, to defer Mr. White's resignation. Notwithstanding Mr. White's re-election, the Board will reconsider Mr. White’s standing resignation on an annual basis.
Proposal No. 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers: The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain
66,845,758	15,830,144	1,210,026

There were 58,123,964 broker non-votes cast with respect to Proposal No. 2.
Proposal No. 3 - Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ended December 31, 2014: The appointment of KPMG LLP as independent registered public accounting firm of the Partnership to examine, audit and report to unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the year ended December 31, 2014 was ratified as follows:

For	Against	Abstain
140,050,445	1,370,183	589,264

There were no broker non-votes cast with respect to Proposal No. 3.
Proposal No. 4 - Approval of the Amended and Restated Eagle Rock Energy Partners Long Term Incentive Plan: The Amended and Restated Eagle Rock Energy Partners Long Term Incentive Plan was approved as follows:

For	Against	Abstain
76,788,560	6,042,981	1,054,387

There were 58,123,964 broker non-votes cast with respect to Proposal No. 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: June 24, 2014	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel